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                    VAN KAMPEN INSURED TAX FREE INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2008 - SEPTEMBER 30, 2008

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
                                                                        Amount of     % of      % of
                                           Offering        Total         Shares     Offering   Funds
   Security      Purchase/     Size of     Price of      Amount of      Purchased   Purchased   Total                   Purchased
   Purchased     Trade Date   Offering      Shares        Offering       By Fund     By Fund   Assets     Brokers         From
---------------- ----------- ------------ ------------ -------------- ------------- ---------- -------- ------------- --------------
    Oregon         05/02/08  $105,000,000   $100.00     $70,000,000    $1,500,000     2.14%     0.16%   Merrill       Merrill Lynch
     State                                                                                              Lynch &
  Housing and                                                                                           Co., Bear,
   Community                                                                                            Stearns &
   Services                                                                                             Co., Inc.,
  Department                                                                                            Banc of
  5.4005% due                                                                                           America
   7/1/2027                                                                                             Securities
                                                                                                        LLC, Citi,
                                                                                                        Edward
                                                                                                        Jones and
                                                                                                        Morgan
                                                                                                        Stanley

  The School      05/15/08        -        $103.676     $538,305,000   $5,000,000     0.93%     0.54%   Goldman,      Goldman Sachs
   Board of                                                                                             Sachs &
   Miami-Dade                                                                                           Co., Citi,
    County,                                                                                             Morgan
   Florida                                                                                              Stanley,
                                                                                                        UBS
                                                                                                        Investment
                                                                                                        Bank,
                                                                                                        JPMorgan,
                                                                                                        M.R. Beal &
                                                                                                        Company,
                                                                                                        Ramirez &
                                                                                                        Co., Inc.
                                                                                                        and Siebert
                                                                                                        Brandford
                                                                                                        Shank & Co.

Massachusetts       05/23/08        -        $102.070     $47,025,000   $2,000,000     1.54%     0.22%  Citi,           Citigroup
  Health and                                                                                            Morgan
  Educational                                                                                           Stanley and
  Facilities                                                                                            Merrill
   Authority                                                                                            Lynch

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